UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 5, 2021

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

249 E. Gardena Boulevard, Gardena, California	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(310) 830-9153

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Offering of Common Stock

On February 7, 2021, Polar Power, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter an aggregate of 750,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), in a firm commitment underwritten public offering (the “Offering”). All of the Shares are being sold by the Company to the Underwriter and will be sold to the public by the Underwriter at the closing of the Offering. The price to the public is $18.00 per Share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $16.83 per Share.

The net proceeds to the Company from the sale of the Shares are expected to be approximately $12.5 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company will use the net proceeds from this Offering for general corporate purposes.

The Shares are being issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-252196) (the “Registration Statement”). A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission. The closing of the Offering is expected to take place on or about February 10, 2021, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. Readers should review the Underwriting Agreement that is filed as an exhibit to this Current Report on Form 8-K for a complete understanding of the terms and conditions associated with the Offering. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

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Item 7.01	Regulation FD Disclosure.

On February 5, 2021, the Company issued a press release announcing that it intended to make the Offering. On February 7, 2021, the Company issued a press release announcing the pricing and terms of the Offering. Copies of both press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the Offering, the legal opinion letter of Troutman Pepper Hamilton Sanders LLP, counsel to the Company, regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
1.1	Underwriting Agreement, dated February 7, 2021, by and between Polar Power, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc. (*)

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

99.1	Press Release dated February 5, 2021

99.2	Press Release dated February 7, 2021

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021	POLAR POWER, INC.

	By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary

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